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Officer’s Certificate

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, for which Wells Fargo Bank, National Association, as Master Servicer, and Berkeley Point Capital LLC, as Servicer, the undersigned, Ronald Steffenino, a Senior Managing Director of Servicing and Asset Management of Berkeley Point Capital LLC, hereby certifies subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1. A review of the activities of the Servicer during the preceding calendar year (the “Reporting Period”) and of its performance under the Agreement has been made under my supervision; and

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated:  February 22, 2018

Berkeley Point Capital LLC

/s/ Ronald Steffenino

Ronald Steffenino

Senior Managing Director

Servicing and Asset Management

Schedule I

Multifamily Pass-Through Certificates, Berkeley Point Capital LLC as Sub-Servicer:

Series 2009 K3

Series 2010 K7

Series 2010 K9

Series 2011 K11

Series 2011 K13

Series 2011 K15

Series 2011 K702

Series 2011 K703

Series 2011 K704

Series 2012 K20

Series 2012 K706

Series 2012 K707

Series 2012 K711

Series 2013 K26

Series 2013 K29

Series 2013 K30

Series 2013 K31

Series 2013 K33

Series 2013 K34

Series 2013 K713

Series 2014 K40

Series 2014 K714

Series 2014 K715

Series 2014 K716

Series 2014 KF05

Series 2015 K42

Series 2015 K44

Series 2015 K47

Series 2015 K48

Series 2015 K51

Series 2015 K720

Series 2015 K721

Series 2015 KF11

Series 2015 KS03

Series 2016 K53

Series 2016 K57

Series 2016 K60

Series 2016 KW01

Series 2017 K61

Series 2017 K64

Series 2017 K67

Series 2017 K69

Series 2017 K729

Series 2017 KF27

Series 2017 KF28

Series 2017 KF36

Series 2017 KF37

Series 2017 KF40

Series 2017 KW02

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC as Primary Servicer

COMM 2014-CCRE20 Mortgage Trust

COMM 2015-CCRE24 Mortgage Trust

COMM 2015-CCRE26 Mortgage Trust

Series 2015-GC28

Series 2015-GC34

COMM 2015-LC23 Mortgage Trust

Citigroup Commercial Mortgage Trust 2016-C1

CFCRE 2016-C3 Mortgage Trust

CFCRE 2016-C4 Mortgage Trust

SG Commercial Mortgage Securities Trust 2016-C5

CFCRE 2016-C6 Mortgage Trust

COMM 2016-CCRE28

CFCRE 2017-C8 Mortgage Trust

UBS Commercial Mortgage Trust 2017-C4

UBS Commercial Mortgage Trust 2017-C6

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC as Limited Sub-Servicer

COMM 2012 CCRE 2

COMM 2012-CCRE3 Mortgage Trust

COMM 2012-CCRE4 Mortgage Trust

COMM 2013-CCRE6 Mortgage Trust

COMM 2013-CCRE10 Mortgage Trust

COMM 2013-CCRE12 Mortgage Trust

COMM 2013-CCRE13 Mortgage Trust

COMM 2014-CCRE14 Mortgage Trust

COMM 2014-CCRE20 Mortgage Trust

COMM 2014-LC17 Mortgage Trust

COMM 2014-UBS5 Mortgage Trust

DBCCRE 2014-ARCP

GSMS 2014-GC18

GSMS 2014-GC22

GSMS 2014-GC26

CGCMT 2014-GC19

CGCMT 2014-GC21

BBCRE TRUST 2015-GTP

COMM 2015-CCRE22 Mortgage Trust

COMM 2015-CCRE24 Mortgage Trust

COMM 2015-CCRE25 Mortgage Trust

COMM 2015-CCRE26 Mortgage Trust

COMM 2015-LC23 Mortgage Trust

GS Mortgage Securities Trust 2015-GC28

GS Mortgage Securities Trust 2015-GC34

CFCRE 2016-C3 Mortgage Trust

CFCRE 2016-C4 Mortgage Trust

Citigroup 2016-C1 Mortgage Trust

SG 2016-C5 Mortgage Trust

CFCRE 2016-C6 Mortgage Trust

COMM 2016-CCRE28 Mortgage Trust

CFCRE 2017 C8

UBS Commercial Mortgage Trust 2017-C6

UBS Commercial Mortgage Trust 2017-C7